SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Backstop Facility Commitment Letter and Backstop Bridge Term Loan Credit Agreement

On January 31, 2017, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), entered into (i) backstop facility commitment letter (the “Backstop Commitment Letter”) with HSBC Securities (USA) Inc., HSBC Bank USA, National Association and HSBC Bank plc (collectively, “HSBC”) and (ii) a backstop bridge term loan credit agreement (the “Backstop Credit Agreement”) with the lenders from time to time party thereto and HSBC Bank USA, National Association, as administrative agent. Pursuant to the terms of the Backstop Commitment Letter, HSBC committed to (i) enter into the Backstop Credit Agreement as promptly as practicable (and in any event, within one business day) following the effectiveness of the Backstop Commitment Letter and (ii) to provide the committed amounts to be made available under the Backstop Credit Agreement. Accordingly, substantially simultaneously with the effectiveness of the Backstop Commitment Letter on January 31, 2017, the Company and the other parties thereto entered into the Backstop Credit Agreement, an unsecured bridge term loan facility with aggregate commitments equal to $5,000,000,000. The Company will pay certain customary fees as described in the Backstop Commitment Letter.

The commitments of the lenders to make such term loans under the Backstop Credit Agreement expire upon the earliest of (i) the date of the consummation of the acquisition by the Company of all of the issued and outstanding equity interests of Rite Aid Corporation (the “Acquisition”) with or without the funding of the loans under the Backstop Credit Agreement, (ii) after execution of the Agreement and Plan of Merger governing the Acquisition (as amended, the “Acquisition Agreement”) and prior to the time of the consummation of the Acquisition, the termination of the Acquisition Agreement by the Company or with the written consent of the Company in accordance with its terms (other than with respect to provisions therein that expressly survive termination), (iii) 11:59 p.m. (New York time) on July 31, 2017 and (iv) the date of termination in full of the commitments thereunder. Subject to the terms of the Backstop Credit Agreement, the lenders’ commitment shall terminate immediately and without further action upon the earlier of (a) the funding date after giving effect to the funding of such lenders’ loans on such date and (b) the expiration of the commitment period as described above.

The maturity date of any loans made under the Backstop Credit Agreement is the date that is 364 days after the funding date, provided that, if such date is not a business day, the maturity date will be the immediately preceding business day.

The Company will be the borrower under the Backstop Credit Agreement. The ability of the Company to request the making of loans under the Backstop Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein (including, among other things, the delivery of an officer’s certificate certifying the accuracy of certain representations and warranties set forth in and the absence of certain defaults under the Backstop Credit Agreement). Loans will be available under the Backstop Credit Agreement in U.S. dollars.

Borrowings under the Backstop Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lenders under the Backstop Credit Agreement certain customary fees, including (A) a ticking fee in an amount equal to 0.125% per annum multiplied by the aggregate outstanding commitments of the lenders under the Backstop Credit Agreement, accruing from and including the effective date of the Backstop Credit Agreement to and excluding the earlier of (i) the date of the funding under the Backstop Credit Agreement and (ii) the termination of commitments to lend thereunder and (B) a funding fee in an aggregate amount equal to 0.50% of the aggregate principal amount of loans actually made by the lenders and which remain outstanding on the date that is 30 days following the date of funding, which fee shall be due and payable on such date.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Backstop Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Backstop Credit Agreement.

The Backstop Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of (i) the Company’s existing Term Loan Credit Agreement, dated as of November 10, 2014, by and among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and (ii) the Company’s existing Revolving Credit Agreement, dated as of November 10, 2014, among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, which representations and warranties and affirmative and negative covenants shall not be in effect until the funding of the loans under the Backstop Credit Agreement, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the funding date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Backstop Credit Agreement and giving effect to the Acquisition and the Transactions (as defined in the Backstop Credit Agreement)) shall not be greater than 0.60:1.00.

The Backstop Credit Agreement also contains various events of default (subject to grace periods, as applicable), which events of default shall not be in effect until the funding of the loans under the Backstop Credit Agreement including, among others: nonpayment of principal, interest or fees when due; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Backstop Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Backstop Commitment Letter and the Backstop Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Backstop Commitment Letter and Backstop Credit Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

HSBC, the lenders under the Backstop Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Revolving Credit Agreement

On February 1, 2017, the Company entered into a revolving credit agreement (the “Revolving Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Revolving Credit Agreement is a revolving credit facility with an aggregate commitment in the amount of $1.0 billion with a facility termination date of the earlier of (a) 364 days following the effective date, subject to the extension thereof pursuant to the Revolving Credit Agreement, and (b) the date of termination in whole of the aggregate commitment pursuant to the Revolving Credit Agreement.

The Company will be the borrower under the Revolving Credit Agreement. The ability of the Company to request the making of loans under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain customary conditions set forth therein (including a separate set of customary “limited conditions” applicable to any loans made for the sole purpose of financing the Acquisition). Loans will be available under the Revolving Credit Agreement in U.S. dollars.

Borrowings under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lenders under the Revolving Credit Agreement certain customary fees, including (i) an upfront fee to each lender in an aggregate amount equal to 0.05% of such lender’s portion of the commitment, earned and payable on the effective date of the Revolving Credit Agreement and (ii) a commitment fee in an amount equal to 0.125% on the daily actual excess of each such lender’s commitment over such lender’s outstanding credit exposure under the Revolving Credit Agreement, which commitment fee is earned and payable quarterly.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of (i) the Company’s existing Term Loan Credit Agreement, dated as of November 10, 2014, by and among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, and (ii) the Company’s existing Revolving Credit Agreement, dated as of November 10, 2014, among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the funding date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Revolving Credit Agreement) shall not be greater than 0.60:1.00.

The Revolving Credit Agreement also contains various events of default (subject to grace periods, as applicable), including, among others: nonpayment of principal, interest or fees when due; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Revolving Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Backstop Facility Commitment Letter, effective as of January 31, 2017, by and among Walgreens Boots Alliance, Inc., HSBC Securities (USA) Inc., HSBC Bank USA, National Association and HSBC Bank plc.

10.2	Backstop Bridge Term Loan Credit Agreement, dated January 31, 2017, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and HSBC Bank USA, National Association, as administrative agent.

10.3	Revolving Credit Agreement, dated February 1, 2017, by and between Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and JPMorgan Chase Bank N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: February 2, 2017	By:	/s/ Collin Smyser
	Title:	Vice President, Corporate Secretary